Exhibit 99.1

Mach Natural Resources Completes the Acquisition of Paloma Anadarko Basin Assets

OKLAHOMA CITY, Dec. 29, 2023 /PRNewswire/ -- Mach Natural Resources LP (NYSE: MNR) (“Mach” or the “Company”) today announced that it has closed the acquisition (the “Acquisition”) of certain interests in oil and gas properties, rights and related assets located in certain counties in Oklahoma from Paloma Partners IV, LLC, a privately-held Delaware limited liability company backed by EnCap Investments L.P., and its affiliated companies (the “Sellers”).

In conjunction with the closing of the Acquisition, Mach entered into an $825 million term loan credit agreement (the “Term Loan Facility”) to fund the purchase price, from a group led by Chambers Energy Management and EOC Partners, and including Mercuria Investments US, Inc., funds managed by Farallon Capital Management LLC, Macquarie Group, and Texas Capital, among other financial institutions as participants, with Texas Capital acting as the administrative agent. Mach also entered into a $75 million super priority revolving credit facility (the “Revolving Credit Facility”) led by MidFirst Bank. In connection with closing of the Acquisition, Mach used proceeds from the Term Loan Facility and cash on hand to repay the existing amounts outstanding under the previously outstanding revolving credit agreement and such agreement was terminated. As of closing of the Acquisition, the Revolving Credit Facility was undrawn.

Advisors

Kirkland & Ellis served as legal advisor for Mach.

Vinson & Elkins served as legal advisor and RBC Richardson Barr served as financial advisor for the Sellers.

Latham & Watkins served as legal advisor for the term loan arranger.

About Mach Natural Resources LP

Mach Natural Resources LP is an independent upstream oil and gas company focused on the acquisition, development and production of oil, natural gas and NGL reserves in the Anadarko Basin region of Western Oklahoma, Southern Kansas and the panhandle of Texas.

Forward-Looking Statements and Cautionary Statements

Certain statements in this press release concerning future opportunities for the Company, future financial performance and condition, guidance and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, returns to shareholders assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding the Company’s plans and expectations with respect to the Acquisition and the anticipated impact of the Acquisition on the Company’s results of operations, financial position, growth opportunities, reserve estimates and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the Company’s future financial condition, results of operations, strategy and plans; the ability of the Company to realize anticipated synergies related to the Acquisition in the timeframe expected or at all; changes in capital markets and the ability of the Company to finance operations in the manner expected; the effects of commodity prices; and the risks of oil and gas activities. Additionally, risks and uncertainties that could cause actual results to differ materially from those anticipated also include: commodity price volatility; the impact of epidemics, outbreaks or other public health events, and the related effects on financial markets, worldwide economic activity and our operations; the impact of COVID-19, and governmental measures related thereto, on global demand for oil and natural gas and on the operations of our business; uncertainties about our estimated oil, natural gas and NGL reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; the concentration of our operations in the Anadarko Basin; difficult and adverse conditions in the domestic and global capital and credit markets; lack of transportation and storage capacity as a result of oversupply, government regulations or other factors; lack of availability of drilling and production equipment and services; potential financial losses or earnings reductions resulting from our commodity price risk management program or any inability to manage our commodity risks; failure to realize expected value creation from property acquisitions and trades; access to capital and the timing of development expenditures; environmental, weather, drilling and other operating risks; regulatory changes, including potential shut-ins or production curtailments mandated by the Railroad Commission of Texas; competition in the oil and natural gas industry; loss of production and leasehold rights due to mechanical failure or depletion of wells and our inability to re-establish their production; our ability to service our indebtedness; any downgrades in our credit ratings that could negatively impact our cost of and ability to access capital; cost inflation; political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, the war in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, malicious software, data privacy breaches by employees, insiders or other with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; and risks related to our ability to expand our business, including through the recruitment and retention of qualified personnel. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional information concerning other risk factors is also contained in the Company’s recently filed registration statement on Form S-1, as amended, which was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 22, 2023, which is on file with the SEC, and in other documents the Company files with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Mach Natural Resources LP

Investor Relations Contact: ir@machresources.com